THIRD AMENDMENT TO EMPLOYMENT AND
                            NON-COMPETITION AGREEMENT

         This Third  Amendment  is made as of the 25th day of July 2003,  by and
between  STEPHEN  P.  HERBERT  ("Herbert"),   and  USA  TECHNOLOGIES,   INC.,  a
Pennsylvania corporation ("USA").

                                   Background

         USA and Herbert entered into an Employment And Non-Competition Agreement dated April 4, 1996, a First Amendment thereto dated as of February 22, 2000, and a Second Amendment thereto dated April 15, 2002 (collectively, the "Agreement"). As more fully set forth herein, the parties desire to amend the Agreement in certain respects.
                                                     Agreement
         NOW, THEREFORE, in consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

         1. Amendments.

         A. Subparagraph (a) of Section 1. Employment of the Agreement is hereby deleted and the following new subparagraph (a) is hereby substituted in its place:
                  (a) USA shall employ Herbert as President and Chief Operating Officer commencing on the date hereof and continuing through June 30, 2005 (the "Employment Period") and Herbert hereby accepts such employment. Unless terminated by either party hereto upon at least 60-days notice prior to end of the original Employment Period ending June 30, 2005, or prior to the end of any one year extension of the Employment Period, the Employment Period shall not be terminated and shall automatically continue in full force and effect for consecutive one year periods.

                  If during the Employment Period, Herbert shall be required to take a role which is substantively different than that contemplated by this Agreement, or if during the Employment Period a USA Transaction (as such term is defined in the Employment Agreement of George R. Jensen, Jr.) shall occur, then Herbert may upon thirty days prior notice to the Company, terminate the Employment Period. Upon such termination by Herbert, neither party shall have any further duties or obligations hereunder, provided, however, that Herbert's obligations under Sections 5 and 6 hereof shall survive any such termination.

         2.  Modification.   Except  as  otherwise  specifically  set  forth  in
Paragraph 1, the Agreement shall not be amended or modified in any respect whatsoever and shall continue in full force and effect.

         3. Capitalized Terms. Except as specifically provided otherwise herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

         4. Effective Time. The amendments to the Agreement made in Paragraph 1 hereof shall be effective from and after the date of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment on the day and year first above written.


                                                  USA TECHNOLOGIES, INC.


                                                  By: /s/ George R. Jensen, Jr.
                                                     -------------------------
                                                     George R. Jensen, Jr.,
                                                     Chief Executive Officer

                                                     /s/ Stephen P. Herbert
                                                     -------------------------
                                                     STEPHEN P. HERBERT